UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2015

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 24, 2015, PS Business Parks, Inc. (the “Company”) announced the promotion of Maria R. Hawthorne as President of the Company, effective immediately. Ms. Hawthorne will succeed Joseph D. Russell, Jr. as President and Mr. Russell will continue to serve as the Company’s Chief Executive Officer.

Ms. Hawthorne, age 56, previously served as Executive Vice President, Chief Administrative Officer of the Company since July 2013. Prior to that, Ms. Hawthorne served as the Company’s Executive Vice President, East Coast from February 2011 to July 2013. Ms. Hawthorne served as the Company’s Senior Vice President from March 2004 to February 2011, with responsibility for property operations on the East Coast, which includes Northern Virginia, Maryland and South Florida. From June 2001 through March 2004, Ms. Hawthorne was a Vice President of the Company, responsible for property operations in Virginia. From July 1994 to June 2001, Ms. Hawthorne was a Regional Manager of the Company in Virginia.  Ms. Hawthorne earned a Bachelor of Arts Degree in International Relations from Pomona College.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2015

PS BUSINESS PARKS, INC.

By:	/s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

Exhibit Index

The following exhibits are being filed with this Report:

Exhibit 99.1	Press Release dated August 24, 2015